EXHIBIT 21

Subsidiaries of Security National

Financial Corporation

as of March 31, 2021

Life Insurance Segment
Security National Life Insurance Company
Reppond Holding Company
First Guaranty Insurance Company
Kilpatrick Life Insurance Company
Bluebonnet Properties, LLC
Kilpatrick Financial, Inc.
Memorial Insurance Company of America
Southern Security Life Insurance Company, Inc.
Trans-Western Life Insurance Company
SN Farmington LLC
5300 Development LLC
Ascension 433 LLC
SN Diamond LLC
Security National Real Estate Services, Inc. also dba Security National Commercial Capital
Marketing Source Center, Inc. dba Security National Travel Services
SNFC Subsidiary, LLC
American Funeral Financial, LLC
FFC Acquisition Co., LLC dba Funeral Funding Center
Canadian Funeral Financial, LLC
Mortician's Choice, LLC
C & J Financial, LLC
Beta Capital Corp.
Beneficiary Advance LLC
SNA-Venture LLC
SNA-VR LLC
SNA-AM LLC
SNA-GV LLC
SNA-MM LLC
SNA-RP LLC
SNA-SP LLC
SNA-SR LLC
SNA-WC LLC
SNA-MB LLC
SNA-AS LLC
SNA-SE LLC
SNA-TC LLC
SNA-ST LLC
SNA-SW LLC
SNA-MP LLC
SNA-TR LLC
SNA-CV LLC
SNA-MV LLC
SNA-DM LLC
SNA-WF LLC

Mortgage Segment
SecurityNational Mortgage Company
EverLEND Mortgage Company
SN Sunset LLC

Cemetery/Mortuary Segment
California Memorial Estates, Inc.
Paradise Chapel Funeral Home
Holladay Memorial Park, Inc.
Cottonwood Mortuary, Inc.
Deseret Memorial, Inc.
Holladay Cottonwood Memorial Foundation
Memorial Estates, Inc.
Memorial Mortuary, Inc.
Affordable Funerals and Cremations of America, Inc.
SN Probst LLC
SN Silver Creek LLC